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Exhibit 10.28

Summary of Named Executive Officers Salaries for 2006

        On February 21, 2006, the Board of Directors of The Allstate Corporation, upon recommendation from the Compensation and Succession Committee of the Board of Directors, approved the following 2006 annual base salaries: Edward M. Liddy, Chairman and Chief Executive Officer, $1,225,000; Danny L. Hale, Vice President and Chief Financial Officer, $587,004; Eric A. Simonson, President, Allstate Investments, LLC, $580,008; Casey J. Sylla, President, Allstate Financial, $610,008; and Thomas J. Wilson, II, President and Chief Operating Officer, $835,008. These salaries are effective as of April 1, 2006 and may be changed at any time at the discretion of the Board. These five executives include the chief executive officer and the other four most highly compensated executive officers based on 2005 annual base salaries and annual bonuses with respect to 2005 expected to be approved by the Committee in March.

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  Exhibit 10.28